SANVILLE & COMPANY
Certified Public Accountants
1514 Old York Road
Abington, PA  19001

(215) 884-8460

To the Shareholders and Board of Directors of Manor Investment Funds, Inc.

	In planning and performing our audit of the financial statements of Manor
	Fund, Growth Fund and Bond Fund (collectively the "Funds"), the funds
	comprising the Manor Investment Funds, Inc., for the year ended December 31,
	2003, we considered its internal control, including control activities for
	safeguarding securities, in order to determine our auditing procedures for the
	 purpose of expressing our opinion on the financial statements and to comply
	 with the requirements of Form N-SAR, not to provide assurance on internal
	 control.

	The management of the Fund is responsible for establishing and maintaining
	internal control.  In fulfilling this responsibility, estimates and judgements
	 by management are required to assess the expected benefits and related costs
	 of controls. Generally, controls that are relevant to an audit pertain to the
	  entity's objective of preparing financial statements for external purposes
		that are fairly presented in conformity with generally accepted accounting
		principles. Those controls include the safeguarding of assets against
		unauthorized acquisition, use or disposition.

	Because of inherent limitations in internal control, error or fraud may occur
	and not be detected.  Also, projection of any evaluation of internal control
	to future periods is subject to the risk that it may become inadequate because
	 of changes in conditions or that the effectiveness of the design and
	 operation may deteriorate.

	Our consideration of internal control would not necessarily disclose all
	matters in internal control that might be material weaknesses under standards
	established by the American Institute of Certified Public Accountants.  A
	material weakness is a condition in which the design or operation of one or
	more of the internal control components does not reduce to a relatively low
	level the risk that misstatements caused by error or fraud in amounts that
	would be material in relation to the financial statements being audited may
	occur and not be detected within a timely period by employees in the normal
	course of performing their assigned functions.  However, we noted no matters
	involving internal control and its operation, including controls for
	safeguarding securities that we consider to be material weaknesses as defined
	above as of December 31, 2003.

	This report is intended solely for the information and use of management and
	the Board of Directors of Manor Investment Funds, Inc., and the Securities and
	Exchange Commission and is not intended to be and should not be used by anyone
	other than these specified parties.


Abington, Pennsylvania
February 12, 2004	Certified Public Accountants